                                                                     EXHIBIT 4.6




Date of           Name of                            Warrant          Number of Shares           Expiration
Issuance          Warrant Recipient                  No.              of Common Stock            Date
4/20/99           CTC, Inc.                          CTC-1             30,000                    4/20/2004